Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333 -230237 and 333-229395 on Form S-3 and Registration Statement Nos. 333-177168, 333-184543, 333-197437, 333-208381 and 333-225387 on Form S-8 of Cryoport, Inc. of our report dated August 14, 2020, relating to the combined financial statements of Chart Cryobiological Storage appearing in this Current Report on Form 8-K/A dated December 14, 2020.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

December 14, 2020